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                                                                    Exhibit 99.1

[LOGO]
Pillowtex
CORPORATION


FOR IMMEDIATE RELEASE
February 28, 2002

       Contact: Karen Cobb, Communications Manager
                (704) 939 - 2775

                            Bankruptcy Court Approves
                            -------------------------
                  Pillowtex Corporation's Disclosure Statement
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KANNAPOLIS, N.C. - (February 28, 2002) - Pillowtex Corporation and its domestic subsidiaries today announced that the U.S. Bankruptcy Court for the District of Delaware approved the Disclosure Statement to be distributed to creditors in connection with the Company's proposed Plan of Reorganization. With this approval, which was received at a hearing held late Wednesday, Pillowtex can now solicit votes from its creditors on the Plan of Reorganization.

The Disclosure Statement will be mailed to creditors on or about March 11, 2002.

     "The Court's approval represents a major step toward completing our reorganization process," said Tony Williams, president and chief operating officer. "While our work is not yet done, we believe the intensive efforts we have devoted to the process over the last 16 months have resulted in a Plan that preserves the future of the Company and is in the best interest of our stakeholders. Both the senior bank lenders and the general unsecured creditors committee support our Plan. This support is particularly encouraging and keeps us on schedule to emerge from bankruptcy mid-year."

     Pillowtex filed for reorganization protection in November 2000, and since that time the Company has been working to implement a business strategy that creates a strong operational foundation and provides for the Company's long-term financial stability. To date, this effort has

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generated annual savings of more than $40 million. Now that the Disclosure
Statement has been approved, the Company will take immediate steps to implement the remaining restructuring activities that are included in the Plan. These activities are expected to generate additional annual savings in excess of $20 million.

     "Our restructuring efforts will place our Company in a much healthier operational and financial condition," Williams said. "Ultimately, with more than $60 million anticipated in annual savings from the operational initiatives and another $90 million in annual savings expected from lower interest expenses as a result of the debt reduction process, we are well positioned to move our Company forward."

About Pillowtex Corporation
---------------------------

     Pillowtex Corporation, with corporate offices in Kannapolis, N.C., is one of America's leading producers and marketers of household textiles including towels, sheets, rugs, blankets, pillows, mattress pads, feather beds, comforters and decorative bedroom and bath accessories. The Company's brands include Cannon, Fieldcrest, Royal Velvet, Charisma and private labels. The Company filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on November 14, 2000, and has filed its Plan of Reorganization with the U.S. Bankruptcy Court. Pillowtex currently employs approximately 9,200 people in its network of manufacturing and distribution facilities in the United States and Canada.

Cautionary Statement Regarding Forward-Looking Statements
---------------------------------------------------------

     This press release contains certain forward-looking statements. Such statements are based upon the beliefs and assumptions of, and on information available to, the Company's management. Because such forward-looking statements are subject to various risks and uncertainties, results may differ materially from those expressed in or implied by such statements. Many of the factors that will determine these results are beyond the Company's ability to control or predict, including uncertainty concerning the extent and outcome of challenges to the proposed Plan, the timing and substance of court rulings with respect to the Plan, the extent to which the Company is successful in implementing its business plan and

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general economic and competitive conditions. For a further discussion of such factors and the risks associated therewith, see the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's annual report on Form 10-K for its fiscal year ended December 30, 2000.

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